UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Madison Avenue New York, NY 10022	10022
(Address of principal executive offices)	(Zip Code)

(212) 688-1005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFAC	The Nasdaq Capital Market
Units, each consisting of one Class A share of Common Stock, $0.0001 par value, and one warrant to purchase one Class A share of Common Stock	LFACU	The Nasdaq Capital Market
Warrants to purchase one share of Class A Common Stock	LFACW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

The Merger

On August 31, 2020, LF Capital Acquisition Corp. (“we,” “us,” “our” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Landsea Homes Incorporated, a Delaware corporation (“Landsea”), and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), which provides for, among other things the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger”). The transactions set forth in the Merger Agreement, including the Merger, will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement.

The Merger Agreement

Consideration

Subject to the terms of the Merger Agreement, the Seller will receive approximately $344 million of stock consideration, consisting of 32,557,303 newly issued shares of the Company’s publicly-traded Class A common stock, which shares will be valued at $10.56 per share for purposes of determining the aggregate number of shares payable to the Seller (the “Stock Consideration”). The number of shares of Class A common stock issued to the Seller as Stock Consideration is not subject to adjustment. The Seller has registration rights under the Merger Agreement in respect of the Stock Consideration.

Representations and Warranties and Covenants

Each of the Company, Merger Sub and Landsea are making customary representations and warranties for a transaction of this type. The representations and warranties made by parties to the Merger Agreement do not survive after the closing of the Merger.

The parties to the Merger Agreement also have agreed to certain customary covenants in connection with the Merger, including, among others, covenants with respect to the conduct of the Company, Merger Sub and Landsea and its subsidiaries prior to the closing of the Merger. The Company has agreed to seek approval of the holders of at least 65% of the Company’s public warrants to effect an amendment to the warrant agreement related to the public warrants such that, as of the closing of the Merger, (i) each issued and outstanding public warrant, which currently entitles each holder thereof to purchase one share of Parent Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of public warrants issued and outstanding immediately prior to the closing of the Merger will be entitled to receive from the Company a one-time payment of $1.85 per public warrant, contingent upon the consummation of the closing.

The parties to the Merger Agreement have agreed to use reasonable best efforts to do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement in the most expeditious manner practicable.

Conditions to Consummation of the Merger

The Merger is subject to customary conditions for a transaction of this type, including, among others: (i) approval of the Company’s stockholders; (ii) approval of Landsea’s sole stockholder; (iii) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired (or early termination having been granted); (v) the shares of the Company’s Class A common stock to be issued in connection with the closing of the Merger shall have been approved for listing upon the closing on Nasdaq; (vi) the Company having at least $5,000,001 in net tangible assets; (vii) the amount in the Company’s trust account equally or exceeding $90,000,000, after deducting certain transaction expenses and other costs; and (viii) receipt of the required regulatory approvals by the Hong Kong Stock Exchange by certain Landsea affiliates.

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Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Merger, including (i) by mutual written consent of the Company and the Seller; (ii) if the closing has not occurred on or prior to September 22, 2020, or, if the stockholders of the Company approve an amendment to the certificate of incorporation of the Company to extend the date by which the Company must complete its initial business combination to a date that is after September 22, 2020, then the earlier of such new date or December 22, 2020 (the “Outside Date”), (iii) by the Company as a result of breach by or non-performance of Landsea or the Seller and such breach or non-performance gives rise to a failure of a condition precedent and cannot or has not been cured within 30 days’ notice by the Company, (iv) by the Seller as a result of breach by or non-performance of the Company or Merger Sub and such breach or non-performance gives rise to a failure of a condition precedent and cannot or has not been cured within 30 days’ notice by the Company or Merger Sub, and (v) if the approval of the Merger by Landsea’s sole stockholder is not obtained. If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of fraud.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

Sponsor Surrender Agreement

Concurrent with the execution of the Merger Agreement, Level Field Capital, LLC, a Delaware limited liability company (the “Sponsor”), the Company, the Seller, and Landsea entered into that certain Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement (the “Sponsor Surrender Agreement”), pursuant to which the Sponsor agreed to (i) forfeit to the Company for no consideration 2,260,000 warrants held by the Sponsor, (ii) forfeit to the Company for no consideration 600,000 shares of Class B common stock held by the Sponsor, (iii) transfer to the Seller for no consideration 2,200,000 warrants, (iv) transfer to the Seller for no consideration 500,000 shares of Class A common stock held by the Sponsor following the conversion upon consummation of the Merger of 500,000 shares of Class B common stock held by the Sponsor, (v) defer the conversion of 500,000 shares of its Class B common stock contingent upon the valuation of the Class A common stock reaching certain thresholds during the twenty-four month period following the closing of the Merger, (vi) exercise any warrants held by the Sponsor to purchase Class A common stock solely on a cashless basis, (vii) waive its right to convert the outstanding principal due under that certain Convertible Promissory Note, dated March 4, 2019, as amended, by and between Sponsor and the Company, to warrants of the Company in lieu of cash payment upon the consummation of the Merger, and (viii) cancel that certain $1,000,000 working capital loan to the Company pursuant to that certain Promissory Note entered into with the Company, dated as of July 16, 2020, in each case on terms and subject to the conditions set forth therein.

The foregoing description of the Sponsor Surrender Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Surrender Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Waiver Agreements

Concurrent with the execution of the Merger Agreement, the Company, the Seller and Landsea, entered into waiver agreements (the “Waiver Agreements”) with certain holders of the Company’s shares of Class B common stock, pursuant to which, each holder agreed to (i) waive their redemption rights with respect to any Class A common stock they may own, (ii) waive certain of their anti-dilution and conversion and redemption rights with respect to their shares of Class B common stock, and (iii) convert their shares of Class B common stock into shares of Class A common stock on a one-for-one basis, in each case on terms and subject to the conditions set forth therein.

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Concurrent with the execution of the Merger Agreement, the Company also entered into a Waiver Agreement with certain funds managed by BlackRock (the “BlackRock Holders”) that hold shares of Class B common stock (the “BlackRock Waiver”), pursuant to which, each holder (i) agreed to waive certain of their anti-dilution rights with respect to their shares of Class B common stock, and (ii) acknowledged that the shares of Class B common stock held by the Blackrock Holders convert into shares of the Class A common stock on a one-for-one basis upon the consummation of the Merger, in each case on terms and subject to the conditions set forth in the Amended and Restated Certificate of Incorporation.

The foregoing description of the Waiver Agreements and the BlackRock Waiver does not purport to be complete and is qualified in its entirety by the terms and conditions of the Waiver Agreements and the BlackRock Waiver, the forms of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Indemnification Agreement

Concurrent with the execution of the Merger Agreement, the Company entered into an indemnification agreement with the Seller and the Sponsor (the “Indemnification Agreement”), whereby the Company agreed that it would (i) not amend, waive, terminate or otherwise modify the BlackRock Waiver without the prior written consent of the Seller and (ii) enforce the obligations thereunder. The Sponsor agreed to (i) indemnify the Company and the Seller for all reasonably documented out-of-pocket costs the Company or Seller may incur in connection with enforcing the Indemnification Agreement and the BlackRock Waiver and (ii) immediately after the Closing, forfeit such number of Class A common stock of the Company equal to the number of shares of Class B common stock held by the BlackRock Holders that are converted into Class A common stock at or as a result of the Closing less the number of Class B common stock held by the BlackRock Holders immediately prior to the Closing.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Indemnification Agreement, the form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, the Company, the Seller and certain of the holders of the Company’s shares of Class B common Stock (the “LF Capital Restricted Stockholders”), entered into a Voting and Support Agreement with the Company (the “Voting and Support Agreement”), pursuant to which each of the LF Capital Restricted Stockholders party to the Voting and Support Agreement agreed to, among other things, vote their Class B common stock and other acquired common stock (representing as of the date hereof approximately 21.01% of the voting power of the Company) (i) in favor of the adoption of the Merger Agreement and the accompanying transaction, (ii) against any action, proposals, transaction or agreement that would result in a breach of any representation, warrant, covenant, obligation or agreement of the Company or Merger Sub contained in the Merger Agreement, and (iii) in favor or the proposals to be set forth in the proxy statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the approval of the Merger and each of the other proposals of the Company set forth in therein (the “Proxy Statement”). Additionally, each LF Capital Restricted Stockholder party to the Voting and Support Agreement has agreed to certain standstill obligations, in each case on terms and subject to the conditions set forth therein. The Voting and Support Agreement will terminate upon the earlier to occur of, (x) as to each LF Capital Restricted Stockholder, the mutual written consent of the Seller and such LF Capital Restricted Stockholder, (y) the closing of the Merger, and (z) the date of termination of the Merger Agreement.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting and Support Agreement, the form of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Purchase and Subscription Agreements

Concurrent with the execution of the Merger Agreement, the Company has entered into certain Forward Purchase and Subscription Agreements (each, a “Forward Purchase Agreement”) with certain subscribers (the “Subscribers”), pursuant to which the Subscribers have agreed to purchase up to an aggregate of $35 million of shares of the Company’s Class A common stock in the public markets at a price per share not greater than $10.56 per share, at any time or from time to time prior to the record date for the special meeting of the Company’s stockholders (the “Special Meeting”) relating to the approval of the Merger and the other proposals of the Company set forth in the Proxy Statement. The Subscribers have agreed to vote their shares of Class A common stock acquired pursuant to the Forward Purchase Agreement in favor of the Merger and each of the other proposals to be set forth in the Proxy Statement. In addition, the Subscribers have agreed not to exercise their redemption rights with respect to any of their shares of Class A common stock acquired pursuant to the Forward Purchase Agreement in connection with the Special Meeting or in connection with the Company’s proposal to extend the Outside Date. In consideration for entering into the Forward Purchase Agreement, the Company will issue a certain number of shares of Class A common stock to such Subscribers for no consideration and the Sponsor has agreed to concurrently forfeit a number of shares of Class B common stock equal to the aggregate issuance to Subscribers. The Company is providing the Subscribers with certain customary registration rights in connection with the Forward Purchase Agreement.

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The foregoing description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Forward Purchase Agreement, the form of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of Class A common stock of the Company to be issued in connection with the Merger Agreement and the transactions contemplated thereby and by the Company pursuant to the Forward Purchase Agreement, if any, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On August 31, 2020, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Attached as Exhibit 99.2 hereto is the investor presentation, dated August 31, 2020 that will be used by the Company with respect to the transactions contemplated by the Merger Agreement.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Additional Information

The Company intends to file the Proxy Statement with the SEC in connection with the Special Meeting of stockholders to be held to approve the Merger and related transactions as of a record date to be established for voting on such proposals. The Company will mail the Proxy Statement and other relevant documents to its stockholders. Investors and security holders of the Company are advised to read, when available, the Proxy Statement because the Proxy Statement will contain important information about the proposed Merger and the related transactions and the parties to such transactions. Stockholders of the Company will also be able to obtain copies of the Proxy Statement, without charge, once available, at the SEC website at www.sec.gov or by directing a request to: LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Merger and the related transactions. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transactions of the Company’s directors and officers in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020, and such information will also be in the Proxy Statement to be filed with the SEC by the Company in connection with the Special Meeting to be held to approve the Merger and the related transactions.

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Forward Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the conditions to the completion of the Merger, including the required approval by the Company’s stockholders, may not be satisfied on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the approval by the Company’s stockholders of an amendment to the Company’s organizational documents to extend the Outside Date in order for the parties to have adequate time to close the proposed transactions; the outcome of any legal proceedings that may be instituted against the Company related to the Merger or the Merger Agreement; and the amount of the costs, fees, expenses and other charges related to the Merger. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

2.1*	Merger Agreement, dated August 31, 2020, by and among LF Capital Acquisition Corp., LFCA Merger Sub, Inc., Landsea Homes Incorporated and Landsea Holdings Corporation.

10.1	Sponsor Waiver, Forfeiture and Deferral Agreement, dated August 31, 2020, by and between Level Field Capital, LLC, LF Capital Acquisition Corp., Landsea Holdings Corporation and Landsea Homes Incorporated.

10.2	Form of Waiver Agreement.

10.3	Form of BlackRock Waiver Agreement.

10.4	Indemnification Agreement, dated August 31, 2020, by and between LF Capital Acquisition Corp., Level Field Capital, LLC, and Landsea Holdings Corporation.

10.5	Voting and Support Agreement, dated August 31, 2020, by and between Level Field Capital, LLC, Karen Wendel, James Erwin, Gregory Wilson, LF Capital Acquisition Corp., and Landsea Holdings Corporation.

10.6	Form of Forward Purchase Agreement.

99.1	Press release, dated August 31, 2020.

99.2	Investor presentation, dated August 31, 2020.

*  The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2020	LF CAPITAL ACQUISITION CORP.

	By:	/s/ Scott Reed
Name: Scott Reed
Title: Chief Executive Officer

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